Exhibit 10.19

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) dated as of May 21, 2021 (the “Effective Date”) is by and between NaturalShrimp Incorporated, a Nevada corporation (“Employer”), and Thomas Untermeyer (“Employee” and, together with Employer, the “Parties” and each individually, a “Party”).

RECITALS:

A.	Reference is made to that certain Employment Agreement dated effective as of November 1, 2017 by and between Employer and Employee (the Agreement”);

B.	The Parties now desire to amend the Agreement to increase the compensation of Employee as further set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, each Party, intending to be legally bound agree as follows:

1. Compensation and Benefits. The Parties agree to and do hereby amend Paragraph 4.1 of the Agreement as follows:

4.1 Base Salary. From and after the Commencement Date, Employee will receive a base salary at the rate of $160,000 per annum (“Base Salary”). The Base Salary will be paid in substantially equal installments in accordance with Employer’s regular payroll practices, as in effect from time to time, and subject to all appropriate withholdings.

2. Notices. The Parties agree to and do hereby amend Paragraph 9.4 of the Agreement as follows:

9.4 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Employer:

Natural Shrimp Incorporated

Attn: Gerald Easterling, President and CEO

5501 LBJ Freeway, Suite 450

Dallas, Texas 75240

Tel: (888) 791-9474

Copy to (which will not constitute notice):

Lucosky Brookman

Attn: Joseph Lucosky, Esq

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey. 08830

If to Employee:

Attn: Thomas Untermeyer

633 S. St. Mary’s Street, #6407

San Antonio, TX. 78205

Tel: (210) 288-5741

Email: tuntermeyer@naturalshrimp.com

3. Except as specifically amended herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

EMPLOYER:

NaturalShrimp Incorporated

By:	/s/ Gerald Easterling
Name	Gerald Easterling
Title	President and CEO

EMPLOYEE:

By:	/s/ Tom Untermeyer
Name	Tom Untermeyer